EXHIBIT 4.5

THIRTY-FOURTH SUPPLEMENTAL INDENTURE
THIRTY-FOURTH SUPPLEMENTAL INDENTURE (this “Thirty-Fourth Supplemental Indenture”), dated as of April 26, 2018, among T-Mobile USA, Inc., a Delaware corporation (the “Company”), the Guarantors party hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered the Indenture, dated as of April 28, 2013 (the “Base Indenture”), among the Company, the guarantors party thereto and the Trustee, as amended and supplemented by the Eleventh Supplemental Indenture, dated as of May 1, 2013, by and among the Company, the guarantors party thereto and the Trustee (the “Eleventh Supplemental Indenture”), the Twelfth Supplemental Indenture, dated as of July 15, 2013, by and among the Company, the guarantors party thereto and the Trustee (the “Twelfth Supplemental Indenture”), the Sixteenth Supplemental Indenture, dated as of August 11, 2014, by and among the Company, the guarantors party thereto and the Trustee (the “Sixteenth Supplemental Indenture”), the Nineteenth Supplemental Indenture, dated as of September 28, 2015, by and among the Company, the guarantors party thereto and the Trustee (the “Nineteenth Supplemental Indenture”), the Twenty-Second Supplemental Indenture, dated as of August 30, 2016, by and among the Company, the guarantors party thereto and the Trustee (the “Twenty-Second Supplemental Indenture”), the Thirtieth Supplemental Indenture, dated as of May 9, 2017, by and among the Company, the guarantors party thereto and the Trustee (the “Thirtieth Supplemental Indenture”) and the Thirty-First Supplemental Indenture, dated as of January 25, 2018, by and among the Company, the guarantors party thereto and the Trustee (the “Thirty-First Supplemental Indenture”), and as modified and supplemented in respect of the 4.000% Senior Notes due 2022 and the Guarantees by the Twenty-Third Supplemental Indenture, dated as of March 16, 2017, among the Company, the guarantors party thereto and the Trustee (the “Twenty-Third Supplemental Indenture”), as modified and supplemented in respect of the 5.125% Senior Notes due 2025 and the Guarantees by the Twenty-Fourth Supplemental Indenture, dated as of March 16, 2017, among the Company, the guarantors party thereto and the Trustee (the “Twenty-Fourth Supplemental Indenture”), as modified and supplemented in respect of the 5.375% Senior Notes due 2027 and the Guarantees by the Twenty-Fifth Supplemental Indenture, dated as of March 16, 2017, among the Company, the guarantors party thereto and the Trustee (the “Twenty-Fifth Supplemental Indenture”), as modified and supplemented in respect of the 4.000% Senior Notes due 2022-1 and the Guarantees by the Twenty-Sixth Supplemental Indenture, dated as of April 27, 2017, among the Company, the guarantors party thereto and the Trustee (the “Twenty-Sixth Supplemental Indenture”), as modified and supplemented in respect of the 5.125% Senior Notes due 2025-1 and the Guarantees by the Twenty-Seventh Supplemental Indenture, dated as of April 28, 2017, among the Company, the guarantors party thereto and the Trustee (the “Twenty-Seventh Supplemental Indenture”) and as modified and supplemented in respect of the 5.375% Senior Notes due 2027-1 and the Guarantees by the Twenty-Eighth Supplemental Indenture, dated as of April 28, 2017, among the Company, the guarantors party thereto and the Trustee (together with the Twenty-Third Supplemental Indenture, the Twenty-Fourth Supplemental Indenture, the Twenty-Fifth Supplemental Indenture, the Twenty-Sixth Supplemental Indenture and the Twenty-Seventh Supplemental Indenture, the “Notes Supplemental Indentures”) (the Base Indenture, as modified and supplemented by the Eleventh Supplemental Indenture, the Twelfth Supplemental

Indenture, the Sixteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twenty-Second Supplemental Indenture, the Thirtieth Supplemental Indenture, the Thirty-First Supplemental Indenture and as further modified by each applicable Notes Supplemental Indenture with respect to each Series of Notes, the “Indenture” with respect to such Series).
WHEREAS, Section 9.01(1) of the Base Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the applicable Indenture without the consent of any Holder of Notes to cure any ambiguity, defect or inconsistency;
WHEREAS, the Company has requested the Trustee to join with it and the Guarantors in the execution of this Thirty-Fourth Supplemental Indenture in order to cure the defect in the Notes Supplemental Indentures by amending the definition of “Secured Debt to Cash Flow Ratio”;
WHEREAS, the Company has satisfied all conditions precedent and covenants provided under the applicable Indenture to enable the Trustee to enter into this Thirty-Fourth Supplemental Indenture; and
WHEREAS, all things necessary to make this Thirty-Fourth Supplemental Indenture a valid, binding and enforceable agreement of the Company, the Guarantors and the Trustee and a valid amendment to the Supplemental Indentures have been done;
NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms. All capitalized terms which are used herein and not otherwise defined herein are defined in the applicable Indenture and are used herein with the same meanings as the applicable Indenture. If a capitalized term is defined both in the applicable Indenture and this Thirty-Fourth Supplemental Indenture, the definition in this Thirty-Fourth Supplemental Indenture shall apply to the amendment established hereby.

2.Amendments. Section 1.01 of each Notes Supplemental Indenture is hereby amended by deleting the definition of “Secured Debt to Cash Flow Ratio” therein in its entirety and replacing it with the following:

“‘Secured Debt to Cash Flow Ratio’ means, with respect to any Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date that is secured by a Lien, less cash and Cash Equivalents, to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available.
For purposes of making the computation referred to above, the Secured Debt to Cash Flow Ratio shall be calculated on a pro forma basis in the manner described in the second paragraph of the definition of ‘Debt to Cash Flow Ratio.’”
4.Ratification of Indenture; Supplement Part of Indenture. Except as expressly amended and supplemented hereby, the applicable Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Every reference in the applicable Indenture to such Indenture shall hereby be deemed to mean such

Indenture as supplemented by this Thirty-Fourth Supplemental Indenture. This Thirty-Fourth Supplemental Indenture shall form a part of the applicable Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.Effectiveness; Termination. The provisions of this Thirty-Fourth Supplemental Indenture will take effect immediately upon its execution by the Company, the Guarantors and the Trustee, and thereupon this Thirty-Fourth Supplemental Indenture shall form a part of the applicable Indenture for all purposes.

6.Governing Law; Waiver of Jury Trial. THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE.

8.Counterparts. The parties may sign any number of copies of this Thirty-Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Thirty-Fourth Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Thirty-Fourth Supplemental Indenture.

9.Effect of Headings. The Section headings herein have been inserted for the convenience of reference only, are not to be considered a part of this Thirty-Fourth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

10.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and each of the Guarantors.

11.Successors. All agreements of each of the Company and the Guarantors in this Thirty-Fourth Supplemental Indenture will bind its successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Thirty-Fourth Supplemental Indenture shall bind its successors.

12.Severability. In case any provision in this Thirty-Fourth Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Thirty-Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

T-MOBILE USA, INC., as the Company

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Thirty-Fourth Supplemental Indenture]

GUARANTORS:

IBSV LLC
IOWA WIRELESS SERVICES, LLC
IOWA WIRELESS SERVICES HOLDING CORPORATION
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
POWERTEL MEMPHIS LICENSES, INC.
POWERTEL/MEMPHIS, INC.
SUNCOM WIRELESS HOLDINGS, INC.
SUNCOM WIRELESS INVESTMENT COMPANY LLC
SUNCOM WIRELESS LICENSE COMPANY, LLC
SUNCOM WIRELESS MANAGEMENT COMPANY, INC.
SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.
SUNCOM WIRELESS, INC.
T-MOBILE CENTRAL LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV CORPORATION
T-MOBILE US, INC.
T-MOBILE WEST LLC
TRITON PCS FINANCE COMPANY, INC.
TRITON PCS HOLDINGS COMPANY L.L.C.
VOICESTREAM PCS I IOWA LLC

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Authorized Person

[Signature Page to Thirty-Fourth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as
Trustee

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ James Briggs
Name:	James Briggs
Title:	Vice President

[Signature Page to Thirty-Fourth Supplemental Indenture]